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[ERNST & YOUNG LETTERHEAD]

                           Ernst & Young LLP               Phone: (919) 981-2800
                           Suite 700                       www.ey.com
                           3200 Beechleaf Court 27604-1063
                           P.O. Box 40789
                           Raleigh
                           North Carolina 27620-0789





                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-82100) pertaining to the 1994 Stock Option Plan of Reeds Jewelers, Inc. of our report dated March 28, 2002, with respect to the consolidated financial statements and schedule of Reeds Jewelers, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended February 28, 2002.


                                                               Ernst & Young LLP


Raleigh, North Carolina
May 28, 2002